SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2001

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31161 (Commission File Number)	23-2908305 (I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 453-7200

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        We believe that we have identified a G protein-coupled receptor that may be responsible for certain activity of niacin. Niacin is widely used for cholesterol reduction and improvement of lipid profiles. This discovery is in the early preclinical stage, and the development process is highly uncertain and subject to significant risks. As a result we cannot assure you that our discovery will ultimately result in any significant revenue for us.

        Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward looking statements include statements that are not historical facts, including statements which are preceded by the words "believes," "will," "intends," "plans," "expects," "anticipates," "estimates," and "aims," or similar words. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Readers of this Form 8-K are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Arena undertakes no obligation to update publicly or revise any forward-looking statements. Actual events or results may differ materially from Arena's expectations. Important factors that could cause actual results to differ materially from those stated or implied by Arena's forward looking statements due to risks and uncertainties associated with Arena's business include, but are not limited to, the following: future quarterly or annual financial results; the timing, success and cost of preclinical research, out-licensing endeavors and clinical studies; and receipt of additional milestone payments, if any. Additional risk factors that could cause actual results to differ materially from those in Arena's forward looking statements are disclosed in Arena's SEC reports, including, but not limited to, Arena's registration statement filed June 21, 2001 on Form S-1, as amended, its most recent quarterly report on Form 10-Q and its most recent annual report on Form 10-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2002	Arena Pharmaceuticals, Inc., a Delaware corporation
	By:	/s/ JACK LIEF President & Chief Executive Officer